Exhibit 8.1

November 24, 2025

Spire Inc.

700 Market Street

St. Louis, Missouri 63101

Re:	Registration Statement on Form S-3

Registration No. 333-287024

Ladies and Gentlemen:

We have acted as special tax counsel for Spire Inc., a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company of (a) $450,000,000 aggregate principal amount of the Company’s 6.250% Series A Junior Subordinated Notes due 2056 and (b) $450,000,000 aggregate principal amount of the Company’s 6.450% Series B Junior Subordinated Notes due 2056 (collectively, the “Notes”). The Notes are to be issued pursuant to the Junior Subordinated Indenture, as amended or supplemented by the First Supplemental Indenture thereto (the “Supplemental Indenture” and, together with the Junior Subordinated Indenture, as so amended or supplemented, the “Indenture”), each dated as of the date hereof between the Company and Regions Bank, as trustee.

In arriving at the opinion expressed below, and acting in our capacity as special tax counsel for the Company in connection with the above-referenced transactions, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Indenture; (b) the form of Notes included in the Supplemental Indenture; (c) the registration statement on Form S-3 (File No.: 333-287024) of the Company filed on May 7, 2025 with the Securities and Exchange Commission (the “Commission”) (such registration statement, including the documents incorporated therein by reference, the “Registration Statement”); (d) the prospectus dated May 7, 2025 (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement; (e) the preliminary prospectus supplement dated November 17, 2025 (such preliminary prospectus supplement, together with the Base Prospectus and the pricing term sheet dated November 18, 2025 filed by the Company as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the “General Disclosure Package”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act; and (f) the final prospectus supplement dated November 18, 2025 (together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act.

The documents referenced in clauses (a), (b) and (c) above are collectively referred to herein as the “Transaction Documents.”

In addition, we have examined the following documents (collectively, the “Due Diligence Documents”):

(i) the Officers’ Certificate of the Company, dated as of the date hereof (the “Officers’ Certificate”); and

(ii) records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and other representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth below, and we have assumed that such certificates and other documents and responses to our inquiries are true and correct as of the date hereof, without independent investigation on our part we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

A-1

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, and relied upon them to the extent we deem appropriate, except where a statement is qualified as to knowledge or awareness, in which case we have made limited inquiry, as specified below. As to various questions of fact relevant to the opinions in this letter, we have relied, without independent investigation, upon the Due Diligence Documents, certificates of public officials, certificates of officers of the Company, and representations and warranties of the Company contained in the Due Diligence Documents, all of which we assume to be true, correct and complete. In addition, we have made no inquiry of the Company or any other person or entity (including governmental authorities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than the Transaction Documents and the Due Diligence Documents, and our knowledge of any such matters is accordingly limited.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and the conformity of the Notes to the forms thereof that we have reviewed. In our examination of documents, we have also assumed (a) the due organization, valid existence and good standing under the published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of its jurisdiction of organization of each party to the Transaction Documents, (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each of the Company and the other parties signatory thereto to execute, deliver and perform its obligations under the Transaction Documents, and to consummate the transactions contemplated therein, (d) the due execution and delivery of the Transaction Documents by all parties thereto (other than, in the case of each Transaction Document, the Company) and (e) that each of the Transaction Documents constitutes a valid and binding agreement or obligation of each party thereto, enforceable against such party in accordance with its terms.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The statements in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to summarize the U.S. federal tax Laws or legal conclusions with respect thereto, are correct in all material respects.

2. The Notes will be treated as indebtedness for U.S. federal income tax purposes.

A. The opinions expressed herein are based on existing law as contained in the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service (“IRS”) and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officers’ Certificate may affect the opinions expressed herein.

B. The opinions expressed herein are limited to the specific issues addressed herein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinions expressed herein represent our legal judgment, but they have no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be successfully asserted by the IRS or a court. This letter shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

C. We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Very truly yours,

/s/ Stinson LLP

Stinson LLP